. EXHIBIT 99.2
To assist investors in assessing 1Q23 results, the following disclosures have been made available in this 8-K filing:
–Identified items of $(0.04) per share assuming dilution, as noted on page 1 of the news release
–A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 8 of the news release

1Q23 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)
Earnings/(Loss), $M (unless noted)		1Q23	4Q22	3Q22	2Q22	1Q22
Upstream	United States	1,632	2,493	3,110	3,749	2,376
	Non-U.S.	4,825	5,708	9,309	7,622	2,112
	Total	6,457	8,201	12,419	11,371	4,488
Energy Products	United States	1,910	2,188	3,008	2,655	489
	Non-U.S.	2,273	1,882	2,811	2,617	(684)
	Total	4,183	4,070	5,819	5,273	(196)
Chemical Products	United States	324	298	635	625	770
	Non-U.S.	47	(48)	177	450	636
	Total	371	250	812	1,076	1,405
Specialty Products	United States	451	406	306	232	246
	Non-U.S.	323	354	456	185	230
	Total	774	760	762	417	476
Corporate and Financing		(355)	(531)	(152)	(286)	(694)
Net income attributable to ExxonMobil (U.S. GAAP)		11,430	12,750	19,660	17,850	5,480
Earnings/(Loss) per common share (U.S. GAAP)		2.79	3.09	4.68	4.21	1.28
Earnings/(Loss) per common share - assuming dilution (U.S. GAAP)		2.79	3.09	4.68	4.21	1.28

Effective Income Tax Rate, %		34%	36%	29%	31%	40%

Capital and Exploration Expenditures, $M		1Q23	4Q22	3Q22	2Q22	1Q22
Upstream	United States	2,108	2,118	1,837	1,644	1,369
	Non-U.S.	2,473	3,297	2,244	1,983	2,510
	Total	4,581	5,415	4,081	3,627	3,879
Energy Products	United States	358	343	316	300	392
	Non-U.S.	327	405	274	206	174
	Total	685	748	590	506	566
Chemical Products	United States	285	332	310	250	231
	Non-U.S.	546	824	644	169	205
	Total	831	1,156	954	419	436
Specialty Products	United States	11	12	15	14	5
	Non-U.S.	80	90	72	42	18
	Total	91	102	87	56	23
Other		192	42	16	1	—
Total Capital and Exploration Expenditures		6,380	7,463	5,728	4,609	4,904
Exploration expenses, including dry holes		141	348	218	286	173

Cash Capital Expenditures, $M		1Q23	4Q22	3Q22	2Q22	1Q22
Additions to property, plant and equipment		5,412	5,783	4,876	3,837	3,911
Net investments and advances		367	905	184	166	327
Total Cash Capital Expenditures		5,779	6,688	5,060	4,003	4,238

Total Cash and Cash Equivalents, $G		32.7	29.7	30.5	18.9	11.1

Total Debt, $G		41.4	41.2	45.4	46.9	47.5

Cash Flow from Operations and Asset Sales excluding working capital (non-GAAP), $M		1Q23	4Q22	3Q22	2Q22	1Q22
Net cash provided by operating activities (GAAP)		16,341	17,621	24,425	19,963	14,788
Proceeds associated with asset sales		854	1,333	2,682	939	293
Cash flow from operations and asset sales (non-GAAP)		17,195	18,954	27,107	20,902	15,081
Changes in operational working capital		302	200	(1,667)	2,747	(1,086)
Cash flow from operations and asset sales excluding working capital (non-GAAP)		17,497	19,154	25,440	23,649	13,995

Common Shares Outstanding, millions		1Q23	4Q22	3Q22	2Q22	1Q22
At quarter end		4,043	4,082	4,118	4,168	4,213
Average - assuming dilution		4,102	4,138	4,185	4,233	4,266

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1Q23 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)
Upstream Volumes	1Q23	4Q22	3Q22	2Q22	1Q22
Liquids production (kbd) ¹
United States	820	789	783	777	753
Canada/Other Americas	670	682	641	556	474
Europe	4	4	4	4	4
Africa	220	223	249	224	257
Asia	749	725	666	691	738
Australia/Oceania	32	38	46	46	40
Worldwide liquids production	2,495	2,461	2,389	2,298	2,266
¹ Net production of crude oil, natural gas liquids, bitumen and synthetic oil, kbd

Natural gas production available for sale (mcfd)
United States	2,367	2,383	2,351	2,699	2,777
Canada/Other Americas	94	74	158	180	182
Europe	548	536	541	825	770
Africa	134	89	70	67	58
Asia	3,597	3,704	3,304	3,320	3,340
Australia/Oceania	1,276	1,381	1,539	1,515	1,325
Worldwide natural gas production available for sale	8,016	8,167	7,963	8,606	8,452

Oil-equivalent production, koebd ²	3,831	3,822	3,716	3,732	3,675
² Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

Manufacturing Throughput and Sales	1Q23	4Q22	3Q22	2Q22	1Q22
Refinery throughput, kbd
United States	1,643	1,694	1,742	1,686	1,685
Canada	417	433	426	413	399
Europe	1,189	1,157	1,253	1,164	1,193
Asia Pacific	565	532	557	532	537
Other	184	167	187	193	169
Worldwide refinery throughput	3,998	3,983	4,165	3,988	3,983

Energy Products sales, kbd
United States	2,459	2,507	2,479	2,452	2,262
Non-U.S.	2,818	2,916	3,058	2,858	2,849
Worldwide Energy Products sales	5,277	5,423	5,537	5,310	5,111

Gasolines, naphthas	2,177	2,270	2,335	2,208	2,114
Heating oils, kerosene, diesel	1,770	1,798	1,818	1,755	1,722
Aviation fuels	312	349	365	350	289
Heavy fuels	215	210	252	228	249
Other energy products	803	796	767	769	737
Worldwide Energy Products sales	5,277	5,423	5,537	5,310	5,111

Chemical Products sales, kt
United States	1,561	1,583	1,658	1,998	2,032
Non-U.S.	3,088	3,076	3,023	2,812	2,986
Worldwide Chemical Products sales	4,649	4,658	4,680	4,811	5,018

Specialty Products sales, kt
United States	476	455	483	590	522
Non-U.S.	1,464	1,332	1,434	1,511	1,484
Worldwide Specialty Products sales	1,940	1,787	1,917	2,100	2,006

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1Q23 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)
Earnings Factor Analysis, $M	1Q23 vs. 1Q22	1Q23 vs. 4Q22
Upstream
Prior Period	4,488	8,201
Realization	(1,750)	(3,450)
Volume / Mix	620	350
Expenses	(170)	180
Identified Items	3,100	400
Other	170	780
Current Period	6,457	6,457
Energy Products
Prior Period	(196)	4,070
Margin	4,520	270
Volume / Mix	150	(160)
Expenses	(180)	(10)
Identified Items	(30)	650
Other	(80)	(640)
Current Period	4,183	4,183
Chemical Products
Prior Period	1,405	250
Margin	(570)	180
Volume / Mix	(280)	30
Expenses	(170)	(50)
Other	(10)	(40)
Current Period	371	371
Specialty Products
Prior Period	476	760
Margin	390	(140)
Volume / Mix	(10)	100
Expenses	—	110
Identified Items	—	40
Other	(80)	(100)
Current Period	774	774

Upstream Volume Factor Analysis, koebd	1Q23 vs. 1Q22	1Q23 vs. 4Q22
Prior Period	3,675	3,822
Entitlements - Net Interest	(65)	—
Entitlements - Price / Spend / Other	55	(2)
Government Mandates	4	(1)
Divestments	(133)	(34)
Growth / Other	295	46
Current Period	3,831	3,831

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1Q23 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)
Average Realization Data	1Q23	4Q22	3Q22	2Q22	1Q22
United States
ExxonMobil
Crude ($/b)	73.95	82.14	91.69	107.78	93.51
Natural Gas ($/kcf)	3.20	6.62	8.38	6.49	4.80

Benchmarks
WTI ($/b)	76.11	82.85	91.76	108.66	94.49
ANS-WC ($/b)	79.14	87.96	98.82	112.11	95.43
Henry Hub ($/mbtu)	3.44	6.26	8.20	7.17	4.96

Non-U.S.
ExxonMobil
Crude ($/b)	67.93	75.78	91.42	103.15	89.71
Natural Gas ($/kcf)	17.39	21.11	22.92	19.68	16.42
European NG ($/kcf)	27.46	35.52	37.24	27.90	24.10

Benchmarks
Brent ($/b)	81.28	88.71	100.85	113.78	101.41

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the first quarter of 2023. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators. ExxonMobil management assumes no duty to update these estimates.

Sources and Uses of Funds, $M	1Q23
Beginning Cash	29,665
Earnings	11,430
Depreciation	4,244
Working Capital / Other	667
Proceeds Associated with Asset Sales	854
PP&E Adds / Investments and Advances ¹	(5,779)
Shareholder Distributions	(8,077)
Debt / Other Financing	(328)
Ending Cash	32,676

¹ PP&E Adds / Investments and Advances includes PP&E adds of ($5.4B) and net advances of ($0.4B).

Throughout this press release, both Exhibit 99.1 as well as Exhibit 99.2, due to rounding, numbers presented may not add up precisely to the totals indicated.